                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K/A



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 19, 2001

                          Bio-Technology General Corp.
               (Exact name of issuer as specified in its charter)




          Delaware                      0-15313                   13-3033811
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)




          70 Wood Avenue South
               Iselin, N.J.                                   08830
 (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (732) 632-8800


                                      None
                 (Former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

         On March 19, 2001, Bio-Technology General Corp. ("BTG") acquired Myelos Corporation, a privately-held biopharmaceutical company focused on the development of novel therapeutics to treat diseases of the nervous system. Under the terms of the acquisition agreement, BTG paid Myelos shareholders $35 million in a combination of cash and stock ($14 million in cash and $21 million through the issuance of 2,344,657 shares of BTG common stock (based on a value of $8.9564, representing the average closing price of BTG's common stock for the 20 trading day period ending one day prior to the February 21, 2001 date the acquisition agreement was executed)).

         In the event that (i) BTG publicly announces that it will file a New Drug Application ("NDA") related to the use of PROSAPTIDE -TM- to treat neuropathic pain or neuropathy, (ii) BTG receives minutes of the United States Food and Drug Administration ("FDA") stating that the clinical data possessed by BTG is sufficient for an NDA filing for the use of PROSAPTIDE to treat neuropathic pain or neuropathy without requiring any further testing or
(iii) BTG initiates preparation of an NDA for PROSAPTIDE for the treatment of neuropathic pain or neuropathy (the date the earliest of the foregoing occurs being the "Payment Trigger Date"), then BTG shall pay to the Myelos shareholders an additional $30 million, at least approximately $14 million of which must be paid in shares of BTG common stock, valued at the average of the closing prices of BTG common stock during the 20 trading days ending on the Payment Trigger Date, and the remainder will be paid in cash, shares of BTG common stock, or a combination thereof, as determined by BTG in its sole discretion.

         In addition, in the event that the FDA approves the sale of PROSAPTIDE for the treatment of neuropathic pain or neuropathy, BTG will pay the Myelos shareholders 15% of the net sales of PROSAPTIDE for the treatment of neuropathic pain or neuropathy during the 12 month period beginning on the earlier of (i) the 25th full month after commercial introduction of PROSAPTIDE in the United States for the treatment of neuropathic pain or neuropathy and (ii) April 1, 2010. At least 50% of this payment must be paid in shares of BTG common stock, valued at the average of the closing prices of BTG common stock during the 20 days ending one day prior to the payment, and the remainder will be paid in cash, shares of BTG common stock, or a combination thereof, as determined by BTG in its sole discretion.

         In no event will BTG be obligated to issue in aggregate to the Myelos shareholders more than 10,962,000 shares of BTG common stock. Any amount of the contingent payments that cannot be paid in shares of BTG common stock shall instead be paid in shares of BTG's preferred stock. The preferred stock will be non-voting, non-convertible, non-transferable, non-dividend paying (except to the extent a cash dividend is paid on the BTG common stock), with no mandatory redemption for a period of 20 years and one day from the closing date of the acquisition, and a right to share in proceeds in liquidation, up to the liquidation amount.

         The transaction was treated as a "purchase" for accounting purposes. The purchase price for accounting purposes is approximately $33,000,000, based on a value for the approximately 2,344,700 shares of Company common stock issued in the acquisition of $8.1172, representing the average closing price of the Company's common stock for the four day period preceding the date the terms of the acquisition were agreed to (February 21, 2001). In connection with the Merger and based on an independent valuation, BTG allocated $45,600,000 to in-process research and development projects of Myelos, representing the estimated fair value based on risk-adjusted cash flows of the acquired technology. At the date of the Merger the technology acquired in the acquisition was not fully commercially developed and had no alternative future uses. Accordingly, the value was expensed as of the acquisition date. The Company recorded negative goodwill of $18,357,000 on its balance sheet, primarily because the amount written off as in-process research and development acquired exceeded the purchase price for accounting purposes. This negative goodwill will be amortized over its expected useful life of five years.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         The balance sheets of Myelos Corporation as of December 31, 1999 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from December 1, 1994 (inception) through December 31, 2000, and the notes thereto, and the report of Ernst & Young LLP, are included herein.

         The unaudited statements of operations of Myelos Corporation for the three months ended March 31, 2000, the period from January 1, 2001 through March 19, 2001 (the date of acquisition) and the period from December 1, 1994 (inception) through March 19, 2001 (date of acquisition), and the notes thereto, are included herein.

(b)      Pro Forma Financial Information.

         Bio-Technology General Corp.'s unaudited pro forma condensed consolidated balance sheet at December 31, 2000 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001, reflecting the acquisition of Myelos Corporation, are included herein.

(c)      Exhibits.

         2.1 Agreement and Plan of Reorganization , date February 21, 2001, by and among Bio-Technology General Corp., MYLS Acquisition Corp. and Myelos Corporation (previously filed).

         2.3      Consent of Ernst & Young LLP, independent auditors.

                               Myelos Corporation
                          (a development stage company)

                              Financial Statements

                  Years ended December 31, 2000 and 1999 and the
                   period from December 1, 1994 (inception) to
                                December 31, 2000


                                    CONTENTS

Report of Independent Auditors...........................................................................4

Financial Statements

Balance Sheets...........................................................................................5
Statements of Operations.................................................................................6
Statements of Stockholders' Equity.......................................................................7
Statements of Cash Flows.................................................................................9
Notes to Financial Statements...........................................................................10

                         Report of Independent Auditors


The Board of Directors and Stockholders
Myelos Corporation

We have audited the accompanying balance sheets of Myelos Corporation
(a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and for the period December 1, 1994 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period December 1, 1994 (inception) through December 31, 1998, were audited by other auditors whose report dated March 12, 1999, expressed an unqualified opinion on those statements. The financial statements for the period December 1, 1994 (inception) through December 31, 1998, include a net loss of $11,054,344. Our opinion on the statements of operations, stockholders' equity, and cash flows for the period December 1, 1994 (inception) through December 31, 2000, insofar as it relates to amounts for prior periods through December 31, 1998, is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Myelos Corporation, at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and the period from December 1, 1994 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in
Note 1. The 2000 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                              Ernst & Young LLP

January 15, 2001

                               Myelos Corporation
                          (a development stage company)

                                 Balance Sheets

                                                                                     DECEMBER 31,
                                                                                2000            1999
                                                                          ---------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                $   1,041,436  $    4,126,229
   Prepaid expenses and other current assets                                       32,874           6,574
                                                                          ---------------------------------
Total current assets                                                            1,074,310       4,132,803

Property and equipment, net                                                       938,523       1,190,597
Other assets                                                                       29,653          29,653
                                                                          ---------------------------------
Total assets                                                                $   2,042,486  $    5,353,053
                                                                          =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                                 $      97,091   $     191,508
   Capital lease obligations, current portion                                     179,760         199,736
                                                                          ---------------------------------
Total current liabilities                                                         276,851         391,244

Capital lease obligations, net of current portion                                 129,776         323,320

Stockholders' equity:
   Preferred Stock, no par value, 13,312,255 shares authorized, issuable in the following series:
   Series A convertible, 3,070,000 shares authorized, issued and outstanding at
     December 31, 2000 and 1999; liquidation preference of
     $3,070,000 at December 31, 2000                                            3,034,808       3,034,808
   Series B convertible, 3,428,573 shares authorized, issued and outstanding at December 31, 2000 and 1999; liquidation preference of
     $6,000,003 at December 31, 2000                                            5,981,703       5,981,703
   Series C convertible, 5,313,683 shares authorized,
     5,313,683 shares issued and outstanding at December 31, 2000 and
     1999, liquidation preference of $9,564,628 at December 31, 2000            9,504,505       9,504,505
   Series D convertible, 1,500,000 shares authorized, 1,412,500 shares issued and outstanding at December 31, 2000 and 1999; liquidation
     preference of $2,825,000 at December 31, 2000                              2,810,848       2,811,977
   Common stock, no par value, 50,000,000 shares authorized, 2,588,129 and 2,446,529 shares issued and outstanding at December 31, 2000 and
     1999, respectively                                                           291,077         205,649
   Notes receivable from stockholder                                             (150,000)       (110,902)
   Deferred compensation                                                                -         (11,771)
   Deficit accumulated during the development stage                           (19,837,082)    (16,777,480)
                                                                          ---------------------------------
Total stockholders' equity                                                      1,635,859       4,638,489
                                                                          ---------------------------------
Total liabilities and stockholders' equity                                  $   2,042,486   $   5,353,053
                                                                          =================================

SEE ACCOMPANYING NOTES.

                               Myelos Corporation
                          (a development stage company)

                            Statements of Operations



                                                                                             PERIOD FROM
                                                                                          DECEMBER 1, 1994
                                                                 YEARS ENDED               (INCEPTION) TO
                                                                DECEMBER 31,                DECEMBER 31,
                                                            2000             1999               2000
                                                     ------------------------------------ ------------------
Expenses:
   Research and development                               $ 1,864,288       $ 4,484,101        $ 13,687,461
   General and administrative                               1,346,907         1,298,944           6,892,261
                                                     ------------------------------------ ------------------
Total operating expenses                                    3,211,195         5,783,045          20,579,722

Interest income, net                                          151,593            59,909             742,640
                                                     ------------------------------------ ------------------
Net loss                                                  $(3,059,602)      $(5,723,136)       $(19,837,082)
                                                     ==================================== ==================


SEE ACCOMPANYING NOTES.

                               Myelos Corporation
                          (a development stage company)

                       Statements of Stockholders' Equity




                                                        PREFERRED STOCK                COMMON STOCK              NOTES
                                                   --------------------------- -------------------------    RECEIVABLE FROM
                                                      SHARES       AMOUNT          SHARES        AMOUNT        STOCKHOLDER
                                                   --------------------------- ---------------------------------------------
Initial capitalization at December 1, 1994               250,000  $   250,000     1,250,000    $         -     $        -
  Net loss                                                     -            -             -              -              -
                                                   --------------------------- ---------------------------------------------
Balance at December 31, 1994                             250,000      250,000     1,250,000              -              -
  Issuance of Series A Preferred Stock at
     $1.00 per share, net of issuance costs of         2,750,000    2,714,808             -              -              -
     $35,192
  Net loss                                                     -            -             -              -              -
                                                   --------------------------- ---------------------------------------------
Balance at December 31, 1995                           3,000,000    2,964,808     1,250,000              -              -
  Issuance of Series A Preferred Stock at
     $1.00 per share                                      70,000       70,000             -              -              -
  Issuance of Series B Preferred Stock at
     $1.75 per share, net of issuance costs of         3,428,573    5,981,703             -              -              -
     $18,300
  Exercise of stock options                                    -            -       135,000         13,500              -
  Net loss                                                     -            -             -              -              -
                                                   --------------------------- ---------------------------------------------
Balance at December 31, 1996                           6,498,573    9,016,511     1,385,000         13,500              -
  Exercise of stock options                                    -            -        43,074          4,307              -
  Issuance of common stock in partial
     consideration of a license fee                            -            -       131,443         13,144              -
  Issuance of stock options for services                       -            -             -          1,060              -
  Net loss                                                     -            -             -              -              -
                                                   --------------------------- ---------------------------------------------
Balance at December 31, 1997                           6,498,573    9,016,511     1,559,517         32,011              -
  Exercise of stock options                                    -            -        17,600          3,168              -
  Exercise of stock options for common stock
     in exchange for a note                                    -            -       464,000         63,520        (63,520)
  Issuance of common stock for cash                            -            -        25,000          5,000              -
  Issuance of Series C Preferred Stock at                                                                               -
     $1.80 per share, net of issuance costs of         3,778,336    6,767,668             -              -
     $33,336
  Net loss and comprehensive loss                              -            -             -              -              -
                                                   --------------------------- ---------------------------------------------
Balance at December 31, 1998                          10,276,909  15,784,179      2,066,117        103,699        (63,520)

                                                                     DEFICIT
                                                                   ACCUMULATED
                                                                   DURING THE        TOTAL
                                                     DEFERRED      DEVELOPMENT   STOCKHOLDERS'
                                                  COMPENSATION       STAGE          EQUITY
                                                  ----------------------------------------------
Initial capitalization at December 1, 1994          $        -    $          -     $   250,000
  Net loss                                                   -          (5,067)         (5,067)
                                                  ----------------------------------------------
Balance at December 31, 1994                                 -          (5,067)        244,933
  Issuance of Series A Preferred Stock at
     $1.00 per share, net of issuance costs of               -               -       2,714,808
     $35,192
  Net loss                                                   -        (799,271)       (799,271)
                                                  ----------------------------------------------
Balance at December 31, 1995                                 -        (804,338)      2,160,470
  Issuance of Series A Preferred Stock at
     $1.00 per share                                         -               -          70,000
  Issuance of Series B Preferred Stock at
     $1.75 per share, net of issuance costs of               -               -       5,981,703
     $18,300
  Exercise of stock options                                  -               -          13,500
  Net loss                                                   -      (1,749,617)     (1,749,617)
                                                  ----------------------------------------------
Balance at December 31, 1996                                 -      (2,553,955)      6,476,056
  Exercise of stock options                                  -               -           4,307
  Issuance of common stock in partial
     consideration of a license fee                          -               -          13,144
  Issuance of stock options for services                     -               -           1,060
  Net loss                                                   -      (3,395,945)     (3,395,945)
                                                  ----------------------------------------------
Balance at December 31, 1997                                 -      (5,949,900)      3,098,622
  Exercise of stock options                                  -               -           3,168
  Exercise of stock options for common stock
     in exchange for a note                                  -               -               -
  Issuance of common stock for cash                          -               -           5,000
  Issuance of Series C Preferred Stock at
     $1.80 per share, net of issuance costs of               -              -        6,767,668
     $33,336
  Net loss and comprehensive loss                            -      (5,104,444)     (5,104,444)
                                                  ----------------------------------------------
Balance at December 31, 1998                                 -     (11,054,344)      4,770,014

                               Myelos Corporation
                          (a development stage company)

                 Statements of Stockholders' Equity (continued)




                                                          PREFERRED STOCK             COMMON STOCK                NOTES
                                                   -------------------------------------------------------   RECEIVABLE FROM
                                                        SHARES       AMOUNT       SHARES         AMOUNT        STOCKHOLDER
                                                   --------------------------------------------------------------------------
Balance at December 31, 1998                          10,276,909  15,784,179    2,066,117        103,699         (63,520)
  Issuance of Series C Preferred Stock at
     $1.80 per share, net of issuance costs of         1,535,347    2,736,837           -              -               -
     $26,784
  Issuance of Series D Preferred Stock at
     $2.00 per share, net of issuance costs of         1,412,500    2,811,977           -              -               -
     $13,023
  Repayment of note receivable from stockholder                -            -           -              -          32,710
  Issuance of restricted common stock in
     exchange for note receivable from                         -            -     500,000        100,000        (100,000)
     stockholder
  Employee stock award                                         -            -      11,000          3,960               -
  Exercise of stock options                                    -            -      14,835          2,499               -
  Issuance of stock options to consultants                     -            -           -            438               -
  Deferred compensation related to stock                       -            -           -         14,961               -
     options
  Amortization of deferred compensation                        -            -           -              -               -
  Repurchase of non-vested common stock                        -            -    (145,423)       (19,908)         19,908
  Net loss and comprehensive loss                              -            -           -              -               -
                                                   ------------------------------------------------------------------------
Balance at December 31, 1999                          13,224,756   21,332,993   2,446,529        205,649        (110,902)
  Series D Preferred Stock issuance costs                      -       (1,129)          -              -               -
  Repayment of note receivable from stockholder                -            -           -              -          10,902
  Issuance of common stock in exchange for
     note receivable from stockholder                          -            -     100,000         50,000         (50,000)
  Exercise of stock options                                    -            -      41,600          4,928               -
  Amortization of deferred compensation                        -            -           -              -               -
  Issuance of stock options to consultants                     -            -           -         30,500               -
  Net loss and comprehensive loss                              -            -           -              -               -
                                                   ------------------------------------------------------------------------
Balance at December 31, 2000                          13,224,756  $21,331,864   2,588,129    $   291,077      $ (150,000)
                                                   ========================================================================


                                                                      DEFICIT
                                                                    ACCUMULATED
                                                                    DURING THE        TOTAL
                                                      DEFERRED      DEVELOPMENT   STOCKHOLDERS'
                                                    COMPENSATION       STAGE         EQUITY
                                                    ---------------------------------------------
Balance at December 31, 1998                                   -     (11,054,344)     4,770,014
  Issuance of Series C Preferred Stock at
     $1.80 per share, net of issuance costs of                 -               -      2,736,837
     $26,784
  Issuance of Series D Preferred Stock at
     $2.00 per share, net of issuance costs of                 -               -      2,811,977
     $13,023
  Repayment of note receivable from stockholder                -               -         32,710
  Issuance of restricted common stock in
     exchange for note receivable from                         -               -             -
     stockholder
  Employee stock award                                         -               -          3,960
  Exercise of stock options                                    -               -          2,499
  Issuance of stock options to consultants                     -               -            438
  Deferred compensation related to stock                 (14,961)              -              -
     options
  Amortization of deferred compensation                    3,190               -         3,190
  Repurchase of non-vested common stock                        -               -              -
  Net loss and comprehensive loss                              -      (5,723,136)    (5,723,136)
                                                    ---------------------------------------------
Balance at December 31, 1999                             (11,771)    (16,777,480)     4,638,489
  Series D Preferred Stock issuance costs                      -               -         (1,129)
  Repayment of note receivable from stockholder                -               -         10,902
  Issuance of common stock in exchange for
     note receivable from stockholder                          -               -              -
  Exercise of stock options                                    -               -          4,928
  Amortization of deferred compensation                   11,771               -         11,771
  Issuance of stock options to consultants                     -               -         30,500
  Net loss and comprehensive loss                              -      (3,059,602)    (3,059,602)
                                                    ---------------------------------------------
Balance at December 31, 2000                          $        -    $(19,837,082)   $ 1,635,859
                                                    =============================================


SEE ACCOMPANYING NOTES.

                               Myelos Corporation
                          (a development stage company)

                            Statements of Cash Flows

                                                                                            PERIOD FROM
                                                                                          DECEMBER 1, 1994
                                                                  YEARS ENDED              (INCEPTION) TO
                                                                 DECEMBER 31,               DECEMBER 31,
                                                             2000             1999              2000
                                                      ------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                   $(3,059,602)    $ (5,723,136)    $(19,837,082)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                             260,973          268,849          866,982
     Amortization of deferred compensation                      11,771            3,190           14,961
     Options issued to consultants                              30,500              438           45,142
     Employee stock award                                            -            3,960            3,960
     Changes in operating assets and liabilities:
       Prepaid expenses and other current assets               (26,300)         221,143          (70,522)
       Other assets                                                  -          (29,653)         (29,653)
       Accounts payable and accrued expenses                   (94,417)        (120,333)          97,091
                                                      ------------------------------------------------------
Net cash used in operating activities                       (2,877,075)      (5,375,542)     (18,909,121)

INVESTING ACTIVITIES
Purchases of property and equipment                            (12,225)         (45,115)      (1,152,402)
Proceeds on disposal of property and equipment                   3,326            1,927            5,253
Deposits of restricted cash                                          -                -          722,905
Reduction of restricted cash                                         -           72,905         (722,905)
                                                      ------------------------------------------------------
Net cash (used in) provided by investing activities             (8,899)          29,717       (1,147,149)

FINANCING ACTIVITIES
Issuance of common stock for cash                                4,928            2,499           33,402
Issuance of preferred stock for cash, net                       (1,129)       5,548,814       21,331,864
Collection on note receivable issued for common stock           10,902           32,710           43,612
Proceeds from line of credit                                         -                -          650,000
Payments on line of credit                                           -                -         (650,000)
Proceeds from capital lease obligations                              -          175,000          175,000
Payments on capital lease obligations                         (213,520)        (162,935)        (486,172)
                                                      ------------------------------------------------------
Net cash (used in) provided by financing activities           (198,819)       5,596,088       21,097,706
                                                      ------------------------------------------------------
Net (decrease) increase in cash and cash equivalents        (3,084,793)         250,263        1,041,436
Cash and cash equivalents at beginning of period             4,126,229        3,875,966                -
                                                      ------------------------------------------------------
Cash and cash equivalents at end of period                $  1,041,436     $  4,126,229    $   1,041,436
                                                      ======================================================
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                    $     58,586     $     87,749    $     252,421
                                                      ======================================================
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES
   Purchase of property and equipment through
     capital lease obligations                            $          -     $          -    $     620,708
                                                      ======================================================
   Issuance of common stock for note receivable           $     50,000     $    100,000    $     213,520
                                                      ======================================================

SEE ACCOMPANYING NOTES.

                               Myelos Corporation
                          (a development stage company)

                          Notes to Financial Statements

                                December 31, 2000


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Myelos Corporation (the "Company") is a privately held company incorporated in California on December 1, 1994. The Company develops technology and products based on inventions both licensed from the University of California, San Diego and developed in its own laboratory. The Company is developing potential therapeutic products based on stimulatory peptides of several key cytokines primarily for use in treating diseases and disorders of the peripheral and central nervous systems. As of December 31, 1999, the Company completed a "Phase II" clinical trial on its lead compound Prosaptide-TM- TX14(A).

The Company is a development stage company in the initial stage of its operations, and since inception, the Company has been engaged in organizational activities, including recruiting personnel, establishing office facilities, research and development and obtaining financing. Since inception, and through December 31, 2000, the Company has incurred losses of $19,837,082.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Successful completion of the Company's development program and its transition to attaining profitable operations is dependent upon obtaining financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support the Company's cost structure. Without additional financing, the Company will be required to reduce the scope of its research and development activities and/or significantly reduce its expenditures on infrastructure. There can be no assurance that the Company will be able to obtain such additional financing. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a remaining maturity of less than three months when purchased to be cash equivalents. Cash equivalents are recorded at cost, which approximates market value.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the shorter of the estimated useful lives of the assets (two to seven years) or the term of the applicable lease.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset. While the Company's current and historical operating and cash flow losses are indicators of impairment, the Company believes the future cash flows to be received from the long-lived assets will exceed the assets' carrying value, and accordingly, the Company has not recognized any impairment losses through December 31, 2000.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

In accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME (LOSS)

SFAS No. 130, REPORTING COMPREHENSIVE INCOME, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss). Comprehensive loss for the years ended December 31, 2000 and 1999, and for the period December 1, 1994 (inception) to December 31, 2000, did not differ from reported net loss.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations in accounting for its employee stock options. Under APB 25, when the purchase price of restricted stock or the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of issuance or grant, no compensation expense is recognized.

Options or stock awards issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION and EITF 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS AND SERVICES and recognized over the related service period.

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, an interpretation of APB 25 ("FIN 44" or the "Interpretation"). The Interpretation, which has been adopted prospectively as of July 1, 2000, requires that stock options that have been modified to reduce the exercise price be accounted for as variable. Management believes the Company's accounting for its stock options is in compliance with the guidelines provided in FIN 44, and therefore, the adoption of FIN 44 will not significantly affect the Company's results of operations.

RECENTLY ISSUED ACCOUNTING STANDARDS

Effective January 1, 2001, the Company will adopt SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The adoption of SFAS No. 133 is not anticipated to have an impact on the Company's results of operations or financial condition as the Company believes it does not engage in activities covered by the statement.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


2.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                DECEMBER 31,
                                                                            2000             1999
                                                                     ------------------------------------
Furniture and equipment                                                $      963,324    $     954,425
Tenant improvements                                                           804,533          804,533
                                                                     ------------------------------------
                                                                            1,767,857        1,758,958
Less accumulated depreciation and amortization                               (829,334)        (568,361)
                                                                     ------------------------------------
                                                                       $      938,523    $   1,190,597
                                                                     ====================================

3.  COMMITMENTS

The Company leases its office and research facilities under a noncancelable operating lease which expires in 2004. The lease requires the Company to pay for all maintenance, insurance and property taxes.

The Company leases a significant portion of its equipment under capital lease agreements. At December 31, 2000 and 1999, assets purchased under these capital lease agreements totaled approximately $782,989 with accumulated amortization totaling approximately $259,105 and $189,433, respectively.

Future minimum payments are as follows at December 31, 2000:

                                                            OPERATING        CAPITAL
                                                             LEASES           LEASES
                                                        -----------------  -------------
2001                                                      $    111,962     $  213,667
2002                                                           115,177        128,741
2003                                                           115,691          9,918
2004                                                            97,100              -
                                                        -----------------  -------------
Total minimum lease payments                              $    439,930        352,326
                                                        =================
Less amounts representing interest                                             42,790
                                                                           -------------
Present value of capital lease obligations                                    309,536
Less current portion                                                          179,760
                                                                           -------------
Capital lease obligations, non current                                     $  129,776
                                                                           =============

Rent expense for 2000 and 1999 was $101,012 and $93,529, respectively.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

4.  STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Series A, B, C and D preferred stock are convertible at the option of the holder into the number of shares of common stock which results from dividing the original issuance price for such series of preferred stock by 83.33% of the conversion price for such series of preferred stock that is in effect at the time of conversion. The initial conversion price for a series of preferred stock shall be the original issuance price for such series, subject to certain adjustments. In addition, the preferred stock will automatically convert into common shares upon the closing of an underwritten public offering of equity securities which results in gross proceeds of at least $20,00,000, at a per share price of not less than $10.00. The holder of each share of preferred stock is entitled to one vote for each share of common stock into which it would convert.

Holders of the preferred shares have parity with holders of common stock on an as-if converted basis for all dividends declared by the Board of Directors. To date, the Company has not declared any dividends.

In the event of liquidation, the preferred stockholders receive a liquidation preference equal to the original issuance price plus declared but unpaid dividends. The liquidation preference has priority over all distributions to common stockholders. After payment of the liquidation preference, all remaining assets from liquidation are to be paid to the preferred stockholders and common stockholders according to the number of shares held.

WARRANTS

In July 1997, in connection with a capital lease agreement, the Company issued warrants to purchase 34,286 shares of common stock at an exercise price of $1.75 per share. The warrants expire on August 25, 2004. As of December 31, 2000, no warrants had been exercised.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

4.  STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK

The majority of the outstanding shares of common stock have been issued to the founders, directors, employees, and consultants to the Company. In connection with certain stock purchase agreements, the Company has the option to repurchase, at the original issuance price, the unvested shares in the event of termination of employment or engagement. Shares under these agreements vest over periods up to four years. At December 31, 2000, 360,417 shares were subject to repurchase by the Company.

STOCK OPTIONS

Various employees, directors, and consultants have been granted options to purchase common shares under equity incentive plans adopted in 1995 and 1997. These plans provide for the grant of up to 2,507,944 incentive and nonstatutory stock options. Options granted under these plans generally expire no later than 10 years from the date of grant (five years for a 10% stockholder). Options granted to each participant who is not an officer, director or consultant of the Company generally vest and become fully exercisable over a period of five years. The exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock on the date of grant, and the exercise price of non-statutory stock options may be no less than 85% of the fair value of the Company's common stock on the date of grant. The exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair value of the Company's common stock on the date of grant.

The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models which the Company believes were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma net loss information is required to be disclosed by SFAS No. 123, and has been determined as if the Company has accounted for its employee stock options under the fair value method prescribed in that statement. The fair value of these options was estimated

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

4.  STOCKHOLDERS' EQUITY (CONTINUED)

at the date of grant using the minimum value pricing model with the following weighted average assumptions for 2000 and 1999: risk-free interest rate of 6%; dividend yield of 0%; and a weighted-average life of the option of four years. Pro forma net loss under SFAS No. 123 for 2000 and 1999 was $3,077,633 and $5,730,450 respectively.

The minimal value pricing model is similar to Black-Scholes option valuation model, which was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable, except that it excludes the factor for volatility. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted average grant-date fair value of options granted during 2000 and 1999 was $0.50 and $0.38 per share, respectively. At December 31, 2000, 1,372,914 stock options to purchase common stock were vested and exercisable and at December 31, 2000, 537,967 shares remain available for future grant under the 1997 Plan.

A summary of the Company's stock option activity and related information from December 1, 1994 (inception) to December 31, 2000 is as follows:

                                                                              WEIGHTED
                                                                               AVERAGE
                                                          OPTIONS             EXERCISE
                                                        OUTSTANDING             PRICE
                                                     ------------------------------------
Outstanding at December 1, 1994                                    -                 -
   Granted                                                   425,250              $.10
   Cancelled/forfeited                                      (135,625)             $.10
                                                     -------------------
Balance at December 31, 1995                                 289,625              $.10
   Granted                                                   622,750                 -
   Exercised                                                (135,000)             $.10
   Cancelled                                                  (4,375)             $.10
                                                     -------------------
Balance at December 31, 1996                                 773,000              $.10
   Granted                                                    66,400              $.18
   Exercised                                                 (43,074)             $.10
   Cancelled                                                 (46,926)             $.10
                                                     -------------------

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

4.  STOCKHOLDERS' EQUITY (CONTINUED)

                                                                               WEIGHTED
                                                                                AVERAGE
                                                          OPTIONS              EXERCISE
                                                        OUTSTANDING              PRICE
                                                     ------------------------------------
Balance at December 31, 1997                                 749,400              $.13
   Granted                                                   245,800              $.20
   Exercised                                                (336,177)             $.14
   Cancelled                                                 (31,889)             $.18
                                                     -------------------
Balance at December 31, 1998                                 627,134              $.16
   Granted                                                   665,100              $.38
   Exercised                                                 (14,835)             $.17
   Cancelled                                                (179,953)             $.19
                                                     -------------------
Balance at December 31, 1999                               1,097,446              $.30
   Granted                                                   361,000              $.50
   Exercised                                                 (41,600)             $.12
   Cancelled                                                 (17,555)             $.31
                                                     -------------------
Balance at December 31, 2000                               1,399,291              $.35
                                                     ===================

Exercise prices for options outstanding as of December 31, 2000, were $.10 to $.50. The weighted average remaining contractual life of those options is 8.24 years.

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

A total of 15,869,708 shares of common shares have been reserved for the conversion of preferred stock into common stock. In addition, 1,399,291 and 34,286 shares have been reserved for the exercise of stock options and warrants, respectively.

5.  LICENSE AND RESEARCH AGREEMENTS

In June 1999, the Company entered into a 21 year exclusive worldwide license agreement with the Regents of the University of California for the use, sale, offer to sell, make, export or import certain of the University's Peptide Patents. Pursuant to the terms of the agreement, the Company agreed to pay a license maintenance fee of $15,000 for each year that the Company is not selling a commercially licensed product. The Company will reimburse the University for all patent costs, and shall also pay an annual fee for

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

5.  LICENSE AND RESEARCH AGREEMENTS (CONTINUED)

patent costs up to $5,000. The agreement also provides for the Company to pay royalties of 1.5% of net sales. Under this agreement the Company has made payments totaling approximately $174,514 through December 31, 2000. In conjunction with this agreement the Company is expected to fund research on Peptides in an amount not less than $500,000 per year until the first commercial sale of a licensed product. The Company has the right to terminate this agreement without cause upon a 90-day written notice to the University.

Since 1995, the Company has entered into various research agreements with the Regents of the University of California ("the University"), with the most recent agreement to expire on June 30, 2001. Pursuant to the terms of the agreement, the Company agreed to fund research of $500,000 through June 30, 2001, for specified research performed by the University. Total amounts paid under this agreement for the years ended December 31, 2000 and 1999, and for the period from December 1, 1994 (inception) to December 31, 2000, are $750,015, $912,416 and $4,418,934, respectively.

CLINICAL RESEARCH AGREEMENT

In September 1998, the Company entered into a $2,700,000 clinical research agreement with Neuroclinical Trials Center, Inc. ("NTC"). Pursuant to the terms of the agreement NTC will perform clinical trials management services in support of clinical investigation of the Company's potential products. For the year ended December 31, 1999, and for the period from December 1, 1994 (inception) to December 31, 2000, total amounts paid under this agreement are $1,901,367 and $2,836,806, respectively. No amounts were paid under the agreement for the year ended December 31, 2000.

6.  INCOME TAXES

At December 31, 2000, the Company had federal and California tax net operating loss carryforwards of approximately $19,417,000 and $5,102,000 respectively. The difference between the tax loss carryforwards for federal and California purposes is primarily attributable to the capitalization of research and development expenses for California. The federal tax loss carryforwards will begin expiring in 2009, unless previously utilized. The remaining tax loss carryforward will begin expiring in 2001 unless previously utilized. The Company also has federal and California research and development tax

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

6.  INCOME TAXES (CONTINUED)

credit carryforwards totaling $679,000 and $502,000 which will expire beginning in 2005 unless previously utilized.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company's net operating loss and tax credit carryforwards will be limited as a result of certain cumulative changes in the Company's stock ownership, which occurred during 1998. However, the Company believes that the limitation will not have a material impact on the utilization of the carryforwards.

Significant components of the Company's deferred tax assets as of December 31, 2000 and 1999 are shown below. A valuation allowance of $8,720,000, of which $7,686,000 relates to 1999, has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

                                                                 2000              1999
                                                           ------------------------------------
Deferred tax assets:
   Net operating loss carryforwards                        $      7,089,000 $      6,303,000
   Research and development credits                               1,006,000          784,000
   Capitalized research expense                                     596,000          578,000
   Other                                                             46,000           40,000
                                                           ------------------------------------
Total deferred tax assets                                         8,737,000        7,705,000
Valuation allowance for deferred tax assets                      (8,720,000)      (7,686,000)
                                                           ------------------------------------
Net deferred tax assets                                              17,000           19,000

Deferred tax liabilities:
   Depreciation and amortization                                    (17,000)         (19,000)
                                                           ------------------------------------
Net deferred taxes                                         $              - $              -
                                                           ====================================

7.  RELATED PARTY TRANSACTIONS

Since 1995, the Company has entered into various consulting agreements with its founder whereby the Company pays a monthly consulting fee ranging from $2,000 to $4,000 and travel expenses in exchange for services performed. For the years ended December 31, 2000 and 1999, and the period from December 1, 1994 (inception) to December 31, 2000, the Company recorded expenses related to these agreements of approximately $40,000, $48,774 and $198,774, respectively.

                               Myelos Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)

8.  EMPLOYEE BENEFIT PLAN

Effective January 1, 1999, the Company adopted a defined contribution 401(k) Profit Sharing Plan (the "Plan") covering substantially all employees that have been employed for at least six months and meet certain age requirements. Employees may contribute up to 20% of their compensation per year (subject to a maximum limit by federal law). The Company matches $0.50 on the dollar up to the first 6% of pay. The employer matching portion vests 100% upon completion of two years of service. Employer contributions for the periods ended December 31, 2000 and 1999, totaled $24,402 and $24,178, respectively.

Prior to January 1, 2000, the Company sponsored a Simplified Employee Pension ("SEP") arrangement under Section 408(k) of the Internal Revenue Code for employees which met certain service requirements. For the year ended December 31, 1999, and the period from December 1, 1994 (inception) to December 31, 1999, the Company contributed approximately $22,000 and $32,000, respectively.

                               MYELOS CORPORATION
                          (a development stage company)
                        Unaudited Statement of Operations
                   for the Three Months Ended March 31, 2000,
                the Period from January 1, 2001 to March 19, 2001
             and the Period from December 1, 1994 to March 19, 2001
                                 (in thousands)

                                                                                                                  Period from
                                                                                           Period from          December 1, 1994
                                                             Three Months Ended          January 1, 2001 to      (inception) to
                                                                                          March 19, 2001         March 19, 2001
                                                               March 31, 2000          (date of acquisition)  (date of acquisition)
                                                             ------------------        ---------------------  ---------------------
Expenses:
     Research and development                                    $    660                      $   311               $ 13,999
     General and administrative                                       415                          826                  7,718
                                                             ------------------        ---------------------  ---------------------
Total operating expenses                                            1,075                        1,137                 21,717

Interest income, net                                                   53                            8                    751
                                                             ------------------        ---------------------  ---------------------
Net loss                                                          $(1,022)                     $(1,129)              $(20,966)
                                                             ==================        =====================  =====================

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1.           BASIS OF PRESENTATION

         In the opinion of management, the condensed financial statements include all adjustments, consisting of only normal recurring accruals, considered necessary for a fair presentation. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. The accounting policies continue unchanged from December 31, 2000. For further information, refer to the Financial Statements and footnotes thereto included elsewhere in this Current Report on Form 8-K. Cash flow statements have not been provided because the cash used in operations is not significantly different from the net loss.

Note 2.           ACQUISITION

         On March 19, 2001, Bio-Technology General Corp. ("BTG") acquired Myelos Corporation. Under the terms of the acquisition agreement, BTG paid Myelos shareholders $35 million in a combination of cash and stock ($14 million in cash and $21 million through the issuance of 2,344,657 shares of BTG common stock (based on a value of $8.9564, representing the average closing price of BTG's common stock for the 20 trading day period ending one day prior to the February 21, 2001 date the acquisition agreement was executed)). BTG will make additional payments to the Myelos shareholders upon the occurrence of certain events.

Note 3.           SEVERANCE PAYMENTS

         In connection with the acquisition of Myelos by BTG, Myelos terminated the employment of its President and Chief Executive Officer and its Vice President-Business Development. In connection with this termination of employment Myelos made severance payments aggregating $244,000 to these individuals. These payments are included in general and administrative expense for the periods from January 1, 2001 to March 19, 2001 and from December 1, 1994 to March 19, 2001.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         On March 19, 2001, BTG acquired Myelos Corporation, a privately-held biopharmaceutical company focused on the development of novel therapeutics to treat diseases of the nervous system. Under the terms of the acquisition agreement, BTG paid Myelos shareholders $35 million in a combination of cash and stock ($14 million in cash and $21 million through the issuance of 2,344,657 shares of BTG common stock (based on a value of $8.9564, representing the average closing price of BTG's common stock for the 20 trading day period ending one day prior to the February 21, 2001 date the acquisition agreement was executed)). BTG will be obligated to make additional payments to the Myelos shareholders upon the occurrence of certain events.

         The transaction was treated as a "purchase" for accounting purposes. The purchase price for accounting purposes is approximately $33,000,000, based on a value for the approximately 2,344,700 shares of BTG common stock issued in the acquisition of $8.1172, representing the average closing price of the Company's common stock for the four day period preceding the date the terms of the acquisition were agreed to (February 21, 2001). In connection with the Merger and based on an independent valuation, BTG allocated $45,600,000 to in-process research and development projects of Myelos, representing the estimated fair value based on risk-adjusted cash flows of the acquired technology. At the date of the Merger the technology acquired in the acquisition was not fully commercially developed and had no alternative future uses. Accordingly, the value was expensed as of the acquisition date. BTG recorded negative goodwill of $18,357,000 on its balance sheet, primarily because the amount written off as in-process research and development acquired exceeded the purchase price for accounting purposes. This negative goodwill will be amortized over its expected useful life of five years.

         The following unaudited pro forma condensed consolidated financial data gives effect to BTG's acquisition of Myelos Corporation, which has been accounted for by the purchase method. The pro forma unaudited condensed consolidated balance sheet as of December 31, 2000 gives effect to BTG's acquisition of Myelos as if the acquisition had occurred on December 31, 2000, the last day of our fiscal year. No pro forma balance sheet as of March 31, 2001 is presented as the acquisition of Myelos is reflected in the actual balance sheet of Bio-Technology General Corp. at March 31, 2001, which is included in Bio-Technology General Corp's Quarterly Report in Form 10-Q for the quarter ended March 31, 2001. The pro forma unaudited condensed consolidated statements of operations give effect to BTG's acquisition of Myelos as if the acquisition had occurred on January 1, 2000. The pro forma adjustments discussed herein as based on available information and assumptions that BTG believes are reasonable.

         The following pro forma unaudited condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements of BTG and Myelos Corporation. The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of BTG's consolidated operating results or consolidated financial position that would have occurred had the acquisition of Myelos occurred at the dates indicated, nor is it necessarily indicative of BTG's future operating results or financial position following the acquisition.

                             BIO-TECHNOLOGY GENERAL CORP.
               Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               as of December 31, 2000
                          (in thousands, except share data)

                                                                          Historical
                                                                     BTG            Myelos         Adjustments      Pro Forma
                                                                -------------   --------------   -----------------  ----------
ASSETS
Current Assets:
     Cash and cash equivalents............................         $ 26,353         $ 1,041         $(14,000) (a)    $ 13,394
     Short-term investments...............................           93,217               -                            93,217
     Accounts receivable..................................           39,188               -                            39,188
     Inventories..........................................            9,880               -                             9,880
     Deferred income taxes................................            2,445               -                             2,445
     Prepaid expenses and other...........................              989              33                             1,022
                                                                -------------   --------------   -----------------  ----------
        Total current assets..............................          172,072           1,074          (14,000)         159,146

Accounts receivable - trade...............................            1,703               -                             1,703
Severance pay funded......................................            2,321               -                             2,321
Deferred income taxes.....................................            5,745               -            7,011 (b)       12,756
Property and equipment, net...............................           27,819             938             (938)(c)       27,819
Intangibles, net of accumulated amortization of $5,639....              540               -              192 (d)          732
Patents, net of accumulated amortization of $499..........              260               -                               260
Other assets..............................................            2,765              31                             2,796
                                                                -------------   --------------   -----------------  ----------
        Total assets......................................         $213,225         $ 2,043          $(7,735)        $207,533
                                                                =============   ==============   =================  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable.....................................         $  6,420             $97                          $  6,517
     Deferred revenues....................................            1,153               -                             1,153
     Other current liabilities............................           11,155             180           $1,348 (e)       12,683
                                                                -------------   --------------   -----------------  ----------
        Total current liabilities.........................           18,728             277            1,348           20,353
                                                                -------------   --------------   -----------------  ----------

Negative goodwill.........................................                -               -           19,121 (f)       19,121
                                                                -------------   --------------   -----------------  ----------
Long-term debt............................................           20,000             130                            20,130
                                                                -------------   --------------                      ----------
Deferred revenues.........................................           10,551               -                            10,551
                                                                -------------   --------------                      ----------
Severance pay.............................................            4,593               -                             4,593
                                                                -------------   --------------                      ----------

Commitments and contingent liabilities

Stockholders' Equity:
     Preferred stock - $.01 par value; 4,000,000 shares
      authorized; no shares issued........................                -               -                                 -
     Common stock - $.01 par value; 150,000,000 shares
      authorized; issued and outstanding - 54,765,000 actual                                         (21,473) (g)
      and 57,109,000 pro forma............................              547          21,473               23  (h)         570
     Additional paid in capital...........................          179,586               -           19,009  (h)     198,595
                                                                                                      19,837  (i)
     Accumulated deficit..................................          (14,817)        (19,837)         (45,600) (j)     (60,417)
     Accumulated other comprehensive loss.................           (5,963)              -                            (5,963)
                                                                -------------   --------------   -----------------  ----------
        Total stockholders' equity........................          159,353           1,636          (28,204)         132,785
                                                                -------------   --------------   -----------------  ----------
         Total liabilities and stockholders' equity.......         $213,225         $ 2,043         $ (7,735)        $207,533
                                                                =============   ==============   =================  ==========

                     Notes to Unaudited Pro Forma Condensed
                           Consolidated Balance Sheet
                 (dollars in thousands, except per share amounts)


(a) Adjustment to reflect the use of cash on hand to pay a portion of the purchase price for Myelos.

(b) Adjustment to record a deferred tax asset representing the net operating loss ("NOL") of Myelos that will be available to offset taxes in the future.

(c) Adjustment to eliminate fixed assets acquired in connection with purchase accounting.

(d)      Adjustment to record the value of the assembled work force acquired.

(e)      Adjustment to record acquisition expenses.

(f) Adjustment to record the negative goodwill resulting from the acquisition of Myelos. The negative goodwill is computed as follows:

                        Purchase price paid......................                 $33,032
                        Estimated transaction costs..............                   1,348
                                                                                  -------
                                                                                   34,380

                        Less: value of assembled workforce.......                     192
                        Less: deferred tax asset.................                   7,011
                        Less: net assets acquired (less fixed assets
                              of $938)...........................                     698
                        Less: in-process research and development
                              acquired...........................                  45,600
                                                                                   53,501
                                                                                  -------
                        Negative goodwill                                         $19,121
                                                                                  =======

(g)      Adjustment to eliminate Myelos equity.

(h) Adjustment to reflect the issuance of 2,344,657 shares of BTG common stock to the Myelos shareholders having a value of $19,032, based on a value of $8.1172 per share, representing the average closing price of the Company's common stock for the four day period preceding the date the terms of the acquisition were agreed to (February 21, 2001)

(i)      Adjustment to eliminate Myelos' accumulated deficit.

(j) Adjustment to record one-time write-off of in-process research and development acquired.

                          BIO-TECHNOLOGY GENERAL CORP.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                      for the Year Ended December 31, 2000
                      (In thousands except per share data)

                                                           Historical
                                                  ----------------------------
                                                     BTG             Myelos           Adjustments       Pro Forma
                                                  ---------       ------------      ----------------   ------------
Revenues                                           $84,944           $  151            $  (994) (a)       $84,101
Expenses:
   Research and development                         22,360            1,864                                24,224
   Cost of goods sold                                9,887                -                                 9,887
   General and administrative                       12,685            1,347             (3,671) (b)        10,361
   Marketing and sales                              17,614                -                                17,614
   Other                                             2,028                -                                 2,028
                                                  ---------       ------------      ----------------   ------------
                                                    64,574            3,211             (3,671)            64,114
                                                  ---------       ------------      ----------------   ------------
Income before income taxes                          20,370           (3,060)             2,677             19,987
                                                                                        (1,132) (c)
Income tax expense (benefit)                         4,475                -               (368) (d)         2,975
                                                  ---------       ------------      ----------------   ------------
Income before cumulative
   effect of change in accounting
   principle                                        15,895           (3,060)             4,177             17,012
Cumulative effect of change
   in accounting principle, net of
   income taxes of $4,380                            8,178                -                                 8,178
                                                  ---------       ------------      ----------------   ------------
Net income (loss)                                  $ 7,717          $(3,060)            $4,177            $ 8,834
                                                  =========       ============      ================   ============
Earnings Per Common Share:
Basic:
   Income before cumulative
     effect of change in accounting
     principle                                      $0.29                                                   $0.30
   Cumulative effect of change in
     accounting principle                           (0.15)                                                  (0.14)
                                                  ---------                                            ------------
   Net income                                       $0.14                                                   $0.16
                                                  =========                                            ============
Diluted:
   Income before cumulative
     effect of change in accounting
     principle                                      $0.28                                                   $0.29
   Cumulative effect of change in
     accounting principle                           (0.14)                                                  (0.14)
                                                  ---------                                            ------------
   Net income                                       $0.14                                                   $0.15
                                                  =========                                            ============
Weighted Average Number of
   Common and Common Equivalent Shares:
   Basic                                            54,320                               2,345(e)          56,665
                                                  =========                         ================   ============
   Diluted                                          56,885                               2,345(e)          59,230
                                                  =========                         ================   ============

                          BIO-TECHNOLOGY GENERAL CORP.
       Unaudited Pro Forma Condensed Consolidated Statements of Operations
                    for the Three Months Ended March 31, 2001
                      (In thousands except per share data)

                                                          Historical
                                                ------------------------------
                                                    BTG             Myelos*            Adjustments      Pro Forma
                                                -----------       ------------      ----------------   ------------
Revenues                                          $33,736                $8              $(225)(a)        $33,519
Expenses:
   Research and development                         5,930               311                                 6,241
   Cost of goods sold                               5,139                 -                                 5,139
   General and administrative                       3,277               826               (918)(b)          3,185
   Marketing and sales                              4,741                 -                                 4,741
   Other                                              663                 -                                   663
   Write-off of in-process  research
        and development acquired                   45,600                 -            (45,600)(f)              -
                                                -----------       ------------      ----------------   ------------
                                                   65,350             1,137            (46,518)            19,969
                                                -----------       ------------      ----------------   ------------
Income (loss) before income taxes                 (31,614)           (1,129)            46,293             13,550
                                                                                          (418)(c)
Income tax expense (benefit)                        4,515                 -                (83)(d)          4,014
                                                -----------       ------------      ----------------   ------------
Net income (loss)                                $(36,129)          $(1,129)           $46,794             $9,536
                                                ===========       ============      ================   ============
Earnings Per Common Share:
   Basic                                          $(0.66)                                                   $0.17
                                                ===========                                            ============
   Diluted                                        $(0.66)                                                   $0.16
                                                ===========                                            ============
Weighted Average Number of
   Common and Common Equivalent Shares:
   Basic                                           55,117                                2,032 (g)         57,149
                                                ===========                         ================   ============
                                                                                           692 (h)
   Diluted                                         55,117                                2,032 (g)         57,841
                                                ===========                         ================   ============


* Represents the period from January 1, 2001 to March 19, 2001, the date the acquisition was consummated.

                     Notes to Unaudited Pro Forma Condensed
                      Consolidated Statements of Operations
                             (dollars in thousands)


(a) Adjustment to record the decrease in interest income resulting from the payment of $14,000 to the Myelos shareholders in partial payments of the purchase price.

(b) Adjustment to record amortization of negative goodwill of $18,357 (calculated as of March 19, 2001 (the closing date of the acquisition)), which is being amortized over its expected useful life of five years. The negative goodwill arose primarily because the amount written-off as in-process research and development acquired exceeded the purchase price for accounting purposes.

(c)      Adjustment to reflect the tax benefit from Myelos net loss.

(d) Adjustment to record the adjustment to the income tax provision related to pro forma adjustments.

(e) Represents shares issued to the Myelos shareholders in partial payment of the purchase price.

(f) Adjustment to eliminate the one-time non-cash charge equal to the value of technology acquired which was not fully commercially developed and had no alternative use at the time of the acquisition.

(g) Represents shares issued to the Myelos shareholders in partial payment of the purchase price which are not included in the historical BTG weighted average shares calculation.

(h) Represents dilutive common stock equivalents included in the computation of diluted earnings per share because BTG would have net income on a pro forma basis, rather than the net loss it incurred on a historical basis.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BIO-TECHNOLOGY GENERAL CORP.
                                      (Registrant)



                                      By: /s/ Robert Shaw
                                         ---------------------------------------
                                          Robert Shaw
                                          Senior Vice President-General Counsel



Dated:  June 1, 2001